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                                                                     EXHIBIT 2.1


                                 EXECUTION COPY


         AGREEMENT AND PLAN OF MERGER, dated as of August 20, 1998 (this "Agreement"), among REGAL CINEMAS, INC., a Tennessee corporation ("Regal"), KNOXVILLE ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Regal ("Merger Sub"), and ACT III CINEMAS, INC., a Delaware corporation ("Act III").


                              W I T N E S S E T H:


         WHEREAS, the Boards of Directors of Regal and Act III deem it advisable and in the best interests of their respective stockholders that Regal and Act III engage in a business combination in order to advance the business interests of both Regal and Act III;

         WHEREAS, the combination of Regal and Act III shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

         WHEREAS, in furtherance thereof, the respective Boards of Directors of Regal, Merger Sub and Act III have approved this Agreement and the Merger, pursuant to which each share of common stock, par value $0.001 per share, of Act III ("Act III Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Regal or directly or indirectly by Act III and other than Dissenting Shares (as defined in Section 2.2), will be converted into the right to receive shares of common stock, without par value, of Regal ("Regal Common Stock") as set forth in Section 1.8; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:








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                                    ARTICLE I

                                   THE MERGER


         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into Act III at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Act III shall continue as the surviving corporation (the "Surviving Corporation").

         1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the closing of the Merger and the transactions contemplated by this Agreement (the "Closing") will take place at a date and time to be mutually agreed upon by the parties hereto (the "Closing Date"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

         1.3 Effective Time. As soon as practicable on the Closing Date, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Regal and Act III shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

         1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Act III and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Act III and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.5 Certificate of Incorporation. The certificate of incorporation of Act III, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.6 By-Laws. The by-laws of Act III, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.



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         1.7 Officers and Directors of Surviving Corporation. The officers of
Act III as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Act III at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be.

         1.8  Effect on Capital Stock.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Act III Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Act III Common Stock owned by Act III or Merger Sub or held by Regal, all of which shall be canceled as provided in Section 1.8(c), and other than Dissenting Shares, which shall be treated as provided in Section 2.2), shall be converted into the right to receive 1.0 share (the "Exchange Ratio") of Regal Common Stock (the "Merger Consideration").

         (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Act III Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Act III Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Act III Common Stock, except as provided herein or by law.

         (c) Each share of Act III Common Stock issued and owned or held by Regal, Merger Sub or Act III at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Regal or other consideration shall be delivered in exchange therefor.

         (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

         1.9 Act III Stock Options. Prior to the Effective Time, Act III and Regal shall cause all requisite action to be taken so that, at the Effective Time, each outstanding option to purchase shares of Act III Common Stock will be assumed by Regal and each such option will be exercisable in accordance with its existing terms for that number of shares of Regal Common Stock determined by multiplying the number of shares of Act III Common Stock subject to such option by the Exchange Ratio, at a price per share equal to the per share exercise price specified in such Act III Stock Option divided by the Exchange Ratio.




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                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

         2.1 Exchange of Certificates. Following the Effective Time, each holder of an outstanding Certificate or Certificates may surrender the same to Regal for cancellation, and each such holder will be entitled to receive certificates representing that number of shares of Regal Common Stock equal to (i) the number of shares of Act III Common Stock represented by the Certificates surrendered multiplied by (ii) the Exchange Ratio. Until so surrendered, each Certificate shall be deemed and treated for all corporate purposes to represent the ownership of that number of shares of Regal Common Stock equal to (i) the number of shares of Act III Common Stock represented by the Certificates surrendered multiplied by (ii) the Exchange Ratio, as though such surrender or transfer and exchange had taken place. The stock transfer books for the Act III Common Stock shall be deemed to be closed at the Effective Time and no transfer of outstanding shares of Act III Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. Following the Effective Time, the holders of Certificates shall cease to have any rights with respect to Act III Common Stock or the stock of the Surviving Corporation and their sole rights shall be with respect to the Regal Common Stock which they have the right to receive in the Merger.

         2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Act III Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall properly demand in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Act III Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall fail to perfect or who effectively shall withdraw or lose their rights to appraisal of such shares of Act III Common Stock under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration.


                                   ARTICLE III

                            CONDITIONS TO THE MERGER

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) This Agreement shall have been adopted by the vote or written consent of the stockholders of Act III required under the certificate of incorporation and by-laws of Act III and by applicable law;



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         (b) All waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated;

         (c) Act III shall have received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Act III Common Stock; and

         (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of the Merger illegal.

                                   ARTICLE IV

                                   TERMINATION

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of Act III by the mutual written consent of Regal and Act III.


                                    ARTICLE V

                                    AMENDMENT

         This Agreement may be amended by the parties hereto at any time before or after the adoption of this Agreement by the stockholders of Act III, provided that after this Agreement is adopted by the stockholders of Act III, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


                                   ARTICLE VI

                                  MISCELLANEOUS

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that provisions of this Agreement relating to the Merger shall be governed by and construed in accordance with the laws of the State of Delaware to the extent required thereunder.




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         IN WITNESS WHEREOF, Regal, Merger Sub and Act III, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this Agreement to be executed as of the date first written above.


                                           REGAL CINEMAS, INC.


                                           By:    /s/ Lewis Frazer III
                                                  ------------------------------
                                           Name:  Lewis Frazer III
                                                  ------------------------------
                                           Title: Executive Vice President,
                                                  ------------------------------
                                                  Chief Financial Officer,
                                                  ------------------------------
                                                  Treasurer, and Secretary
                                                  ------------------------------



                                           KNOXVILLE ACQUISITION CORP.


                                           By:    /s/ Michael L. Campbell
                                                  ------------------------------
                                           Name:  Michael L. Campbell
                                                  ------------------------------
                                           Title: Chairman, President and
                                                  ------------------------------
                                                  Chief Executive Officer
                                                  ------------------------------


                                           ACT III CINEMAS, INC.


                                           By:    /s/ Wade L. Canning
                                                  ------------------------------
                                           Name:  Wade L. Canning
                                                  ------------------------------
                                           Title: Vice President and
                                                  ------------------------------
                                                  Chief Financial Officer
                                                  ------------------------------